Exhibit 5.1

Opinion of Perkins Coie LLP

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, WA 98101-3099

Phone: 206 359-8000

Fax: 206 359-9000

www.perkinscoie.com

May 29, 2015

Blucora, Inc.

10900 NE 8th St., Suite 800

Bellevue, WA 98004

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
$0.0001 par value per share, of Blucora, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 6,252,940 shares of common stock, $0.0001 par value per share (the “Common Stock”), that may be issued pursuant to the Blucora, Inc. 2015 Incentive Plan (the “ Plan”), consisting of 5,000,000 shares of Common Stock initially authorized for issuance under the 2015 Plan plus an additional 1,252,940 shares of Common Stock available for issuance but not subject to outstanding awards under the Company’s Restated 1996 Flexible Stock Incentive Plan as of May 28, 2015, which as of May 28, 2015 became available for issuance under the 2015 Plan (together, the “Shares”).

We have examined the Registration Statement, and such documents and records of Blucora, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the registration by its registrar of the Shares and the issuance thereof by Blucora, Inc. in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP